Exhibit 99.1
SoundHound AI Reports First Quarter Revenue Increase of 56%
Significantly Improves Cash Position and Operating Expenses; Reaffirms Full Year Guidance

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the first quarter of 2023.

“The incredible surge in demand for conversational AI is giving SoundHound a unique advantage. As an established innovator with years of experience providing AI solutions to world class brands, we’re fast becoming an obvious partner for businesses looking to harness emerging capabilities,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound. “Our SoundHound Chat AI platform now offers the most powerful voice assistant available today, and it’s one of many ways we’re helping new and existing customers build game-changing consumer experiences.”
Financial Highlights
•First quarter reported revenue was $6.7 million, an increase of 56% year-over-year
•First quarter gross margin was 71%, an improvement of approximately 1,200 basis points compared to 59% in the prior year
•First quarter earnings per share was a net loss of ($0.13), improving both year over year and sequentially
•First quarter adjusted EBITDA (non-GAAP) was a loss of ($14.8) million, an improvement of 21% from the prior quarter and a year-over-year improvement of 13%
•Significantly strengthened balance sheet through multiple financings, cumulatively raising over $150 million year-to-date through April
•Drove meaningful operating efficiencies through corporate restructuring, resulting in 40% reduction to ongoing operating expense run-rate

“In the first quarter we significantly strengthened our liquidity position while streamlining our costs. At the same time, our new innovations have driven positive customer reception that has meaningfully increased demand for our products and solutions,” said Nitesh Sharan, CFO of SoundHound. “Our top-line grew by 56% and every cost category improved sequentially, fueling steady progress towards profitability.”
Business Highlights

◦Announced that SoundHound’s voice AI technology will be available on, and can be integrated with, Oracle MICROS Simphony Point-of-Sale for Restaurants.
◦Launched SoundHound Chat AI, a powerful new voice assistant that delivers best-in-class voice AI by combining SoundHound and third-party Generative AI models, like ChatGPT.
◦Introduced SoundHound Chat AI for Automotive, which gives drivers and passengers seamless access to a vast array of information domains enabled by complex conversational capabilities, and can be integrated with the company’s publicly announced 20 automotive brands.
◦Debuted Dynamic Interaction with Generative AI, an extension of the company’s groundbreaking multimodal Dynamic Interaction interface, able to be integrated with any vehicle or smart device.
◦Joined the Toast ecosystem to provide best-in-class voice-ordering technology to restaurants using Toast’s Point-of-Sale system.
◦Qualcomm demonstrated SoundHound’s voice technology at NRF 2023.
◦Strong representation at CES with Qualcomm, Yobe, and LG.
◦Nominated for a 2023 Webby Award in the Best Use of Voice Technology category for Dynamic Interaction.

Financial Results in Detail

	Three Months Ended
(thousands, except per share data)	March 31, 2023	March 31, 2022	Change in %
Cumulative bookings backlog1	$335,967	$229,827	46%

Revenues	$6,707	$4,290	56%
Operating expenses:
Cost of revenues	$1,976	$1,773	11%
Sales and marketing	4,875	2,581	89%
Research and development	14,184	16,650	(15)%
General and administrative	7,125	4,003	78%
Restructuring	3,585	—	#DIV/0!
Total operating expenses	$31,745	$25,007	27%
Operating loss	$(25,038)	$(20,717)	21%
Net loss	$(26,369)	$(25,103)	5%
Net loss per share	$(0.13)	$(0.36)	$0.23

Adjusted EBITDA2	$(14,775)	$(16,961)	(13)%
1)Cumulative bookings backlog is prior quarter end balance plus new bookings in the current quarter minus associated revenue recognized.
2)Please see table below for a reconciliation from GAAP to non-GAAP.

Summary of Liquidity and Cash Flows
The company’s cash and cash equivalents was $46.3 million at March 31, 2023. In January 2023, the company successfully raised $25 million in net proceeds from preferred equity financing. In February, the company’s ELOC became effective and it has leveraged this facility for additional proceeds. Additionally, in April, SoundHound secured $100 million of minimally dilutive debt financing.

Through these financings, cumulatively the company raised over $150 million year-to-date through April, the proceeds of which were partly used to retire the company's existing debt.

	Three Months Ended
(thousands)	March 31, 2023	March 31, 2022
Cash flows:
Net cash used in operating activities	$(14,467)	$(14,989)
Net cash used in investing activities	(15)	(611)
Net cash provided by financing activities	51,568	1,955
Net change in cash and cash equivalents	$37,086	$(13,645)

Business Outlook

SoundHound continues to expect 2023 revenue to be in a range of $43 to $50 million. The company continues to expect to be adjusted EBITDA positive in the fourth quarter of 2023.
Additional Information
SoundHound expects to file its Form 10-Q for first quarter 2023, by May 15, 2023. For more information please see the company’s SEC filings which can be obtained on our website at investors.soundhound.com.

If you wish to receive company email notifications, please register at investor.soundhound.com.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time. A live webcast will also be accessible at investors.soundhound.com and a replay of the webcast will be available for 90 days following the session.
About SoundHound

SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.
Forward Looking Statements
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company, the company's ability to implement its business strategy and anticipated business and operations, including the launch of its chat AI service, the potential utility of and market for the company's products and services, guidance for financial results for 2023 and our ability to timely file our annual report on Form 10-Q. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions at our customers resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our projected rate of revenue growth; the impact of our announced restructuring; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. We define Adjusted EBITDA as our GAAP net loss excluding (i) interest and other expense, net, (ii) depreciation and amortization expense, (iii) income taxes, (iv) stock-based compensation, and (v) restructuring expense. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended
(thousands)	March 31, 2023	March 31, 2022
GAAP net profit (loss)	$(26,369)	$(25,103)

Adjustments:
Interest and other expense, net	$1,002	$4,034
Income taxes	329	352
Depreciation and amortization	708	1,292
Stock-based compensation	5,970	2,464
Restructuring	3,585	—
Adjusted EBITDA	$(14,775)	$(16,961)
1)Includes other (income)/expense of ($0.1) and $1.1 million for the three months ended March 31, 2023 and 2022, respectively.

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